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                                                                   EXHIBIT 99.7


                           VILLA BEAU HOLDINGS, LTD.
                                43 Elizabeth St.
                              Nassau, NP, Bahamas


September 27, 1998

Board of Directors
V-Twin Acquisitions, Inc.
1707 H St., N.W., Suite 200
Washington, DC 20006

Gentlemen:

Please consider my $20,000 consideration paid to V-Twin as additional paid in capital, as outlined in the V-Twin audited balance sheet at July 31, 1998.

I will consider my $20,000 as a portion of my cost for my 219,030 Common Class A V-Twin shares.



Very truly yours,
Vila Beau Holdings, Ltd.

/s/ CLARA CESPEDES
Clara Cespedes
A Control Shareholder


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                             TED L. SCHWARTZBECK
                             43783 Michener Drive
                              Ashburn, VA 20147


September 27, 1998


V-Twin Acquisitions, Inc.
1707 H St., NW, Suite 200
Washington, DC 20006

Gentlemen:

Please consider my $8,000 consideration paid to V-Twin as additional paid in capital, as outlined in the V-Twin audited balance sheet at July 31, 1998.

I will consider my $8,000 as a portion of my cost for my 109,515 Common Class A V-Twin shares.


Very truly yours,

/s/ TED L. SCHWARTZBECK
Ted L. Schwartzbeck
A Control Shareholder


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                              A. JAY PIGNATELLO
                             4334 Gingham Court.
                             Alexandria, VA 22310



September 27, 1998

Board of Directors
V-Twin Acquisitions, Inc.
1707 H St., NW, Suite 200
Washington, DC 20006

Gentlemen:

Please consider my $22,148 consideration paid to V-Twin as additional paid in capital, as outlined in the V-Twin audited balance sheet at July 31, 1998.

I will consider my $22,148 as a portion of my cost for my 109,515 Common Class A V-Twin shares.



Very truly yours,


/s/ A. JAY PIGNATELLO
A. Jay Pignatello
A Control Shareholder